UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009 (April 21, 2009)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road
Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.
On April 21, 2009, the Board of Directors (the “Board”) of Arkansas Best Corporation (the “Company”) approved the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which Amended Bylaws are effective as of April 21, 2009. The principal changes between the Amended Bylaws and the bylaws in effect prior to the approval of the Amended Bylaws (the “Bylaws”) are as follows:
Stockholder Advance Notice Provisions
Section 2.13 of the Amended Bylaws (which replaces former Article II, Section 10) consolidates stockholder proposals and director nominations, for both annual and special meetings of stockholders, into a single section. Section 2.13 of the Amended Bylaws also includes the advance notice provisions for director nominations and is the exclusive means for a stockholder to make nominations or submit other business before a meeting of the Company’s stockholders.
Generally, Section 2.13 of the Amended Bylaws (i) clarifies the application of advance notice provisions to extend to all proposals and nominations for election as directors of the Company, (ii) revises and expands the scope of information that a stockholder needs to provide to the Company in connection with any proposal and (iii) requires the person making a proposal to provide the Company with a completed written questionnaire concerning the director nominee and provide certain representations and information to the Company. Section 2.13 of the Amended Bylaws requires that a stockholder making a proposal or nominating a director must (i) be a holder of record at the time of giving the required notice and as of the time of the meeting, (ii) be entitled to vote at the meeting and (iii) comply with the other requirements contained in Section 2.13 of the Amended Bylaws. To be timely, any nomination or any other business to be brought before the annual meeting must be in writing and delivered to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Section 2.13 of the Amended Bylaws also includes advance notice requirements regarding any proposals to be presented at any special meeting of stockholders that are similar to the advance notification provisions concerning any annual meetings of stockholders. The adjournment or postponement of an annual meeting or special meeting will not commence a new time period for the giving of a stockholder’s notice.
Section 2.13 of the Amended Bylaws requires that a stockholder making a proposal or nomination provide the Company with certain information, including (i) information about the proposal or the nominee, as applicable, (ii) such stockholder’s ownership interest in the Company (including, for example, any derivative instruments directly or indirectly owned beneficially by the stockholder) and other economic interests in the Company’s securities and the proposal and (iii) in the case of a stockholder proposal, the reason for conducting such business at the meeting.
Stockholder Meetings
The Amended Bylaws contain new provisions and revise prior provisions to clarify the procedures governing stockholders meetings. Specifically, new Section 2.6 of the Amended Bylaws states that in the event a quorum is not present, a stockholders meeting may be adjourned without notice other than an announcement at such meeting, provided such adjournment is not more than 30 days. Additionally, the Amended Bylaws provides that (i) only stockholders of record will be permitted to present motions at any stockholders meeting and (ii) the Chairman of the Board shall preside over and conduct stockholder meetings, including, among other things, determining the order of business to be conducted, prescribing rules of conduct for the meeting and declaring motions or persons out of order. Section 2.15 of the Amended Bylaws provides stockholders of the Company the right to inspect a list of stockholders and other related records, subject to the requirements of such section and the Delaware General Corporation Law.
Declassification of the Board
On April 21, 2009, at the 2009 annual meeting of stockholders of the Company (the “2009 Stockholders Meeting”), the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation to declassify the Board over a three-year period. Specifically, (i) the Company’s directors elected to three-year terms at the 2009 annual meeting will continue to serve the remainder of their elected terms, (ii) the Company’s directors with terms expiring at the 2010 annual meeting will be elected to one-year terms and (iii) the Company’s directors with terms expiring at the 2011 annual meeting will be elected to one-year terms. Beginning with the 2012 annual meeting, and at each annual meeting thereafter, all directors will be elected annually. Section 3.2 of the Amended Bylaws, which addresses the number of members of the Board, has been revised to conform to the amendments to the Restated Certificate of Incorporation adopted at the 2009 Stockholders Meeting.
Officers
The Bylaws’ provisions pertaining to the Company’s officers (previously Article IV, now Article V) has been revised to, among other things, explicitly state that the Board may remove any of the officers at any time. In addition, the Amended Bylaws revise the description of the powers and duties of several of the officers. The revised description of the office of President provides that the President has the power to appoint and remove subordinate officers and employees, except for officers and employees appointed by the Board.
Indemnification
The Bylaws’ provisions pertaining to the Company’s indemnification of directors, officers and other employees and agents has been revised to clarify that (i) a director’s or officer’s right to indemnification and advancement of expenses vests at the time such person becomes a director or officer of the Company and (ii) subsequent amendment of the indemnification provisions may not adversely affect the rights of directors or officers with respect to events or actions occurring prior to the amendment. (See Sections 8.1(k) and (l) of the Amended Bylaws.)
Amendments
In the case of stockholder amendments to the Amended Bylaws, former Article VIII of the Bylaws (Article IX of the Amended Bylaws) was revised to increase the percentage of outstanding shares necessary to amend the Amended Bylaws from 66 2/3% to 75% of the outstanding shares entitled to vote on such amendment.
Miscellaneous
The Amended Bylaws contain a new Article IV to address in greater detail committees of the Board. The Bylaws were also revised to add provisions regarding procedures at meetings of the Board and to provide that directors are presumed to have assented to actions taken at meetings at which they are present unless certain procedures (such as the director’s dissent is noted in the minutes of the meeting) are followed. The Amended Bylaws contain other amendments and revisions, including, among other revisions, those of a more housekeeping nature, such as revisions to remove the address of the Company’s registered office in Delaware, updating the address of the Company’s headquarters, and providing that stockholder meetings may take place within or without the State of Delaware.
The foregoing descriptions of the amendments to the Restated Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full text of (i) the Restated Certificate of Incorporation, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on March 17, 1992 as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference, (ii) the Bylaws, a copy of which was filed with the SEC on October 24, 2007 as Exhibit 3.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, (iii) the Certificate of Amendment to the Restated Certificate of Incorporation reflecting the amendments approved by the stockholders at the 2009 Annual Meeting, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (iv) the Amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1 Certificate of Amendment to the Restated Certificate of Incorporation of Arkansas Best Corporation.
3.2 Second Amended and Restated Bylaws of Arkansas Best Corporation, effective as of April 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: April 24, 2009	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Arkansas Best Corporation.
3.2	Second Amended and Restated Bylaws of Arkansas Best Corporation, effective as of April 21, 2009.